Exhibit 99.1
PRESS RELEASE

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

HILLROM’S FISCAL FIRST QUARTER FINANCIAL RESULTS EXCEED GUIDANCE

Accelerated Recovery and Expanded Demand for Critical Care Products
Contribute to Strong Performance

Company Raises Fiscal 2021 Guidance

CHICAGO, February 5, 2021 -- Hillrom (NYSE: HRC) today announced financial results for its fiscal first quarter ended December 31, 2020, and raised its fiscal 2021 guidance.

For the fiscal first quarter, Hillrom reported GAAP earnings of $0.88 per diluted share compared to $0.59 per diluted share in the prior-year period. On an adjusted basis, excluding special items, earnings of $1.53 per diluted share rose 35 percent from $1.13 per diluted share in the prior-year period, and exceeded the company’s guidance range of $1.05 to $1.10 per diluted share. First quarter financial results reflect strong revenue growth, margin expansion, disciplined cost management and strategic investments to drive future growth. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

“Hillrom’s strong start to fiscal 2021 underscores our significant transformation and the diversity of our product portfolio,” said John Groetelaars, Hillrom president and CEO. “We continue to support our global customers, deliver critical care products and solutions in response to the ongoing pandemic, and remain committed to our vision of Advancing Connected Care™.”

Fiscal First Quarter 2021 Financial Results

For the fiscal first quarter, worldwide revenue of $741 million increased 8 percent on a reported basis, or 6.5 percent on a constant currency basis. All three business segments generated better-than-expected performance driven by accelerated recovery and expanded demand for critical care products, including one-time COVID revenue of approximately $40 million and earnings of $0.20 per diluted share.

By Reporting Segment:

•Patient Support Systems revenue of $377 million increased 10 percent on a reported basis, or 8 percent on a constant currency basis, reflecting strong international expansion of med-surg and ICU bed systems, growth in U.S. bed system rentals to support customers in the treatment of COVID-19, and continued recovery in the company’s care communications platforms.

•Front Line Care generated revenue of $270 million, an increase of 6 percent on a reported basis and 5 percent on a constant currency basis, driven by strong demand for Welch Allyn patient monitoring and blood pressure equipment, and thermometry. Other products, including physical assessment and vision care products, continued to show sequential gains as physician office visits return to pre-COVID levels.

•Surgical Solutions generated revenue of $94 million, an increase of 9 percent on a reported basis, or 4 percent on a constant currency basis. Strong international growth was partially offset by continued project delays in the U.S. due to the pandemic.

Recent Highlights

Hillrom recently achieved numerous key milestones aimed at realizing the company’s vision of Advancing Connected Care, transforming the portfolio through innovation and acquisitions, and delivering sustainable value to shareholders. Highlights include:

•Achieving new product revenue of more than $150 million, an increase of more than 20 percent, during the fiscal first quarter through several innovative products. Hillrom expects to launch at least ten products during fiscal 2021, further enhancing its category leadership and creating value across care settings.

•Establishing a national partnership with a large retail pharmacy provider to enhance patient access to annual diabetic retinal examinations and help reduce vision loss and blindness resulting from undiagnosed diabetic retinopathy. Diabetic retinopathy is the leading cause of vision loss and blindness among adults between 20 and 74 years of age,1 but with early detection, 95% of diabetes-related vision loss can be prevented.2 Most commercial healthcare plans provide coverage for diabetic retinal exams in primary care settings, and as of January 1, 2021, Medicare will cover the RetinaVue® Care Delivery Model.3

•Acquiring contact-free continuous monitoring technology from EarlySense, as Hillrom continues to build a differentiated suite of connected sensing and digital communication solutions to improve patient safety and ensure timely, effective clinical intervention. Hillrom defined a new standard of care with the integration of contact-free continuous monitoring and analytics technology into the Centrella® Smart+ med-surg bed and ecosystem of connected devices. Early identification of clinical deterioration has led to improved survival, decreased costs, and decreased need for higher acuity settings.4

•Announcing the intent to acquire Bardy Diagnostics, Inc. (BardyDx), an innovator in digital health and a leading provider of ambulatory cardiac monitoring technologies. BardyDx provides a differentiated, wearable bio-sensing technology, the Carnation Ambulatory Monitor (or CAM™ patch), that is engineered for patient-comfort, superior P-wave clarity, exceptional diagnostic yield and superior clinical accuracy.
1 CDC Vision Health Initiative (VHI), Common Eye Disorders. www.cdc.gov/visionhealth/basics/ced/index.html.
2 National Eye Institute. Diabetic Retinopathy. https://www.nei.nih.gov/sites/default/files/2019-06/diabetes-prevent-vision-loss.pdf. Accessed Sep-2, 2020.
3 Medicare Program; CY 2021 Payment Policies under the Physician Fee Schedule Proposed Rule [CMS-1734-P], 08/17/2020.
4 Vincent JL, Einav S, Pearse R, et al. Improving detection of patient deterioration in the general hospital ward environment. Eur J Anaesthesiol. 2018;35(5):325-333.

•Partnering with Augmedics, creator of the groundbreaking xvision Spine System (XVS), the first augmented reality navigation system to be used in surgery. Hillrom Surgical Solutions has integrated this technology with the Videomed system to enable peak procedure performance and connectivity in spinal procedures. The co-marketing agreement adds to Hillrom's portfolio of strategic alliances with companies like Intuitive Surgical, Siemens Healthineers, Philips and NuVasive.

•Promoting excellence in the workplace and a commitment to diversity, inclusion and belonging initiatives as the recipient of multiple awards and recognitions, including new Great Place To Work® certification in Australia. In addition, Hillrom was recently recognized by Newsweek for its commitment to environmental sustainability as one of America's Most Responsible Companies for the second consecutive year.

•Generating operating cash flow for the quarter of $100 million, reducing debt by $13 million, and delivering significant value to shareholders through dividends and share repurchases. During the quarter, Hillrom returned $70 million to shareholders through dividends and share repurchases.

2021 Financial Outlook

“With improved performance, building momentum and accelerated recovery across the Hillrom portfolio, we are raising our full-year revenue and earnings guidance. Our revised forecast includes continued recovery in our underlying business and COVID-related revenue,” continued Mr. Groetelaars. “We remain committed to driving sustainable and profitable growth aligned with our long-term aspirations, achieving our strategic objectives, and unlocking significant value for patients, caregivers and shareholders as we deliver on our mission.”

For the full year, Hillrom now expects revenue to increase 0 percent to 2 percent on a reported basis. In addition, the company now expects adjusted earnings, excluding special items, of $5.70 to $5.90 per diluted share and operating cash flow of $400 to $430 million. This compares to the company’s previous guidance range of adjusted earnings of $5.25 to $5.45 per diluted share and operating cash flow of $370 to $400 million.

For the fiscal second quarter 2021, Hillrom expects revenue to increase 0 percent to 2 percent on a reported basis, and adjusted earnings, excluding special items, of $1.40 to $1.45 per diluted share.

The ongoing scope and evolution of the pandemic remains uncertain and could present pandemic-related risks or opportunities that may require updates to the fiscal 2021 guidance ranges provided today.

Discussion of Adjusted Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP), Hillrom routinely provides gross margin, operating margin, income before taxes, income tax expense, and earnings per diluted share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations, and reveal underlying operating trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, the transitional impacts of U.S. tax reform legislation, changes in tax accounting methods, other tax law changes and expenses associated with these tax items, the impacts of significant litigation matters, certain impacts of the COVID-19 pandemic, and other unusual events. The company also excludes expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis. This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.18 - $1.23 per diluted share for the fiscal year 2021. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other special items or unusual items in our guidance because such items are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible, and a full reconciliation of non-GAAP earnings per diluted share guidance to GAAP earnings per diluted share has not been provided. However, as a result of acquisitions, our ongoing portfolio and business optimization initiatives, and any change to the transitional impacts from U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per diluted share.

The company also presents certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Management believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

Conference Call Webcast and Dial-in Information

The company will host a conference call and webcast today beginning at 7:30 a.m. (CT) / 8:30 a.m. (ET).

Conference Call Audio Only Dial-in Information: To participate in the conference call dial (844) 654-5620 (domestic) or (647) 253-8654 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The confirmation code is 1588314.

Webcast: A simultaneous webcast of the call will be accessible via the company's website at www.hillrom.com. A supplementary presentation will be posted to the Hillrom website prior to the webcast.

A recording of the webcast/call audio will be available for telephone replay for a period of 7 days following the earnings call. To access the replay, dial (800) 585-8367 (domestic) or (416) 621-4642 (international). For the replay, callers will need to use confirmation code 1588314. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at www.hillrom.com.

About Hillrom

Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by Advancing Connected Care™. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical effici0ency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through digital and connected care solutions and collaboration tools, including smart bed systems, patient monitoring and diagnostic technologies, respiratory health devices, advanced equipment for the surgical space and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Disclosure Regarding Forward-Looking Statements

Certain statements in this release relating to Hillrom’s future plans, objectives, beliefs, expectations, representations and projections, including but not limited to those made with respect to the BardyDx transaction, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. It is important to note that forward-looking statements involve significant risks and uncertainties and are not guarantees of future performance, and Hillrom’s actual results could differ materially from those set forth in any forward-looking statements. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading

“Risk Factors” in Hillrom’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Hillrom assumes no obligation to update or revise any forward-looking statements, unless required by law.

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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31
	2020	2019
Net Revenue
Product sales and service	$652.5	$614.3
Rental revenue	88.6	70.7
Total net revenue	741.1	685.0

Cost of Net Revenue
Cost of goods sold	324.2	306.3
Rental expenses	37.7	37.0
Total cost of net revenue (excludes acquisition-related intangible asset amortization)	361.9	343.3

Research and development expenses	34.8	31.5
Selling and administrative expenses	209.0	196.8
Acquisition-related intangible asset amortization	25.9	26.7
Special charges	27.1	7.8
Operating Profit	82.4	78.9

Interest expense	(17.8)	(19.4)
Loss on extinguishment of debt	—	(15.6)
Investment income (expense) and other, net	7.0	(1.3)

Income Before Income Taxes	71.6	42.6

Income tax expense	12.8	2.8

Net Income	$58.8	$39.8

Net Income per Basic Common Share	$0.88	$0.60

Net Income per Diluted Common Share	$0.88	$0.59

Average Basic Common Shares Outstanding (in thousands)	66,497	66,792

Average Diluted Common Shares Outstanding (in thousands)	66,925	67,329

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue Constant Currency (Unaudited)
(In millions)

					U.S.	OUS
	Three Months Ended December 31		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2020	2019

Net Revenue:
Product sales and service	$652.5	$614.3	6.2%	4.4%	(2.8)%	25.7%	19.9%
Rental revenue	88.6	70.7	25.3%	24.3%	28.1%	6.5%	(1.1)%
Total net revenue	$741.1	$685.0	8.2%	6.5%	1.2%	24.8%	18.9%

Net Revenue:
Patient Support Systems	$377.4	$344.2	9.6%	8.0%	0.9%	39.8%	32.7%
Front Line Care	269.9	254.6	6.0%	5.0%	3.6%	11.6%	8.2%
Surgical Solutions	93.8	86.2	8.8%	4.4%	(7.8)%	21.4%	13.6%
Total net revenue	$741.1	$685.0	8.2%	6.5%	1.2%	24.8%	18.9%

OUS - Outside of the United States

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	11.1%	$71.6	$12.8	$0.88	11.5%	$42.6	$2.8	$0.59
Adjustments:
Acquisition and integration costs and related fair value adjustments	—%	(0.1)	—	—	(1.0)%	(6.6)	0.3	(0.10)
Acquisition-related intangible asset amortization	3.5%	25.9	6.3	0.29	4.0%	26.7	6.4	0.30
Regulatory compliance costs	0.5%	4.1	1.0	0.05	0.6%	3.9	0.6	0.05
Special charges	3.7%	27.1	6.2	0.31	1.1%	7.8	1.2	0.10
Debt refinancing costs	—%	—	—	—	—%	16.1	3.7	0.18
Loss on business combinations	—%	—	—	—	—%	0.5	0.1	0.01
COVID-19 related costs and benefits, net	—%	(0.1)	—	—	—%	—	—	—
Adjusted Basis	18.8%	$128.5	$26.3	$1.53	16.2%	$91.0	$15.1	$1.13

	Year Ended December 31, 2020				Year Ended December 31, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	11.1%	$71.6	$12.8	$0.88	11.5%	$42.6	$2.8	$0.59
Adjustments:
Acquisition and integration costs and related fair value adjustments	—%	(0.1)	—	—	(1.0)%	(6.6)	0.3	(0.10)
Acquisition-related intangible asset amortization	3.5%	25.9	6.3	0.29	4.0%	26.7	6.4	0.30
Regulatory compliance costs	0.5%	4.1	1.0	0.05	0.6%	3.9	0.6	0.05
Special charges	3.7%	27.1	6.2	0.31	1.1%	7.8	1.2	0.10
Debt refinancing costs	—%	—	—	—	—%	16.1	3.7	0.18
Loss on business combinations	—%	—	—	—	—%	0.5	0.1	0.01
COVID-19 related costs and benefits, net	—%	(0.1)	—	—	—%	—	—	—
Adjusted Basis	18.8%	$128.5	$26.3	$1.53	16.2%	$91.0	$15.1	$1.13

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share amounts)

	December 31, 2020	September 30, 2020
ASSETS
Current Assets
Cash and cash equivalents	$294.6	$296.5
Trade accounts receivable, net of allowances of $27.7 and $25.9 as of December 31, 2020 and September 30, 2020	598.0	594.9
Inventories, net of reserves	335.9	352.0
Other current assets	111.5	121.5
Total current assets	1,340.0	1,364.9
Property, plant and equipment	878.1	858.2
Less accumulated depreciation	(569.6)	(552.1)
Property, plant and equipment, net	308.5	306.1
Goodwill	1,847.9	1,835.5
Other intangible assets and software, net	958.6	976.7
Deferred income taxes	34.7	32.9
Other assets	153.8	155.0
Total Assets	$4,643.5	$4,671.1
LIABILITIES
Current Liabilities
Trade accounts payable	$202.9	$236.5
Short-term borrowings	222.3	222.3
Accrued compensation	97.6	144.9
Accrued product warranties	30.0	30.8
Accrued rebates	54.4	44.8
Deferred revenue	112.3	110.1
Other current liabilities	180.7	162.8
Total current liabilities	900.2	952.2

Long-term debt	1,643.8	1,655.7
Accrued pension and postretirement benefits	94.7	89.3
Deferred income taxes	108.7	113.0
Other long-term liabilities	133.0	134.8
Total Liabilities	2,880.4	2,945.0
SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock - without par value: Authorized - 1,000,000; none issued or outstanding
Common stock - without par value: Authorized - 199,000,000	4.4	4.4
Issued: 88,457,634 shares as of December 31, 2020 and September 30, 2020; Outstanding: 66,354,008 as of December 31, 2020 and 66,640,832 as of September 30, 2020
Additional paid-in capital	668.5	667.0
Retained earnings	2,174.1	2,132.2
Accumulated other comprehensive income (loss)	(143.3)	(180.2)
Treasury stock, common shares at cost: 22,103,626 as of December 31, 2020 and 21,816,802 as of September 30, 2020	(940.6)	(897.3)
Total Shareholders’ Equity	1,763.1	1,726.1
Total Liabilities and Shareholders' Equity	$4,643.5	$4,671.1

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31
	2020	2019
Operating Activities
Net income	$58.8	$39.8
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and software	18.4	16.6
Acquisition-related intangible asset amortization	25.9	26.7
Amortization of debt discounts and issuance costs	1.1	1.0
Loss on extinguishment of debt	—	15.6
Benefit for deferred income taxes	(3.3)	(3.9)
Loss on disposal of property, equipment, intangible assets and impairments	0.1	1.1
Stock compensation	11.0	8.3
Other operating activities	4.5	(5.1)
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	6.2	74.8
Inventories	15.4	(9.8)
Other current assets	9.7	(15.8)
Trade accounts payable	(35.7)	(9.0)
Accrued expenses and other liabilities	(16.1)	(60.2)
Other assets and liabilities	4.2	(3.1)
Net cash, cash equivalents and restricted cash provided by operating activities	100.2	77.0
Investing Activities
Purchases of property, plant, equipment and software	(29.3)	(24.3)
Proceeds on sale of property and equipment	0.3	0.5
Net cash, cash equivalents and restricted cash used in investing activities	(29.0)	(23.8)
Financing Activities
Payments of long-term debt	(12.5)	(12.6)
Borrowings on Revolving Credit Facility	—	50.0
Payments on Revolving Credit Facility	—	(55.0)
Payments on Securitization Facility	—	(7.5)
Borrowings on Note Securitization Facility	—	11.4
Payments on Note Securitization Facility	—	(12.6)
Redemption and prepayment premium on 5.75% Notes	—	(437.2)
Cash dividends	(14.6)	(14.1)
Proceeds on exercise of stock options	0.5	3.7
Stock repurchases for stock award withholding obligations	(8.3)	(15.1)
Stock repurchases in the open market	(47.4)	—
Other financing activities	2.3	1.7
Net cash, cash equivalents and restricted cash used in financing activities	(80.0)	(487.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.9	4.7
Net Cash Flows	(1.9)	(429.4)
Cash, Cash Equivalents and Restricted Cash:
At beginning of period	296.5	633.8
At end of period	$294.6	$204.4